Exhibit 10.2
ARBITRON INC.
SECOND WAIVER AND AMENDMENT OF
EXECUTIVE RETENTION AGREEMENT
     This is an agreement (the “Agreement”) between Arbitron Inc. (“Arbitron”) and Pierre C. Bouvard (“you”), dated as of October 1, 2009. Except as otherwise defined herein, capitalized terms used in this Agreement have the same definition as in the Executive Retention Agreement between Arbitron and you, dated as of August 28, 2008 (the “Retention Agreement”), as amended by the Waiver and Amendment of Executive Retention Agreement between Arbitron and you, dated as of March 17, 2009.
     WHEREAS, Arbitron is restructuring certain management positions, including yours; and
     WHEREAS, you have undergone a Position Diminishment and the Retention Agreement, as amended, allows you to resign under a Position Diminishment as a result of your restructured position, but Arbitron would like you to remain employed in your revised position as Executive Vice President, Cross-Platform Services, and you have agreed to do so and to waive any further protections under Position Diminishment.
     THEREFORE, Arbitron and you agree as follows, in consideration of the services to be received from you and the ongoing compensation to which you will be entitled and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge:
     (1) The Recitals set forth above are incorporated herein by reference.
     (2) Section 2.3 of the Retention Agreement is amended by striking “Other than for Position Diminishment” in the title and “or for Position Diminishment” in the text.
     (3) Section 2.4 of the Retention Agreement is amended by striking “or by the Executive for Position Diminishment” in the title, “or the Executive resigns as a result of Position Diminishment” in the first paragraph, and deleting Subsection (d) of Section 2.4 in its entirety.
     (4) Section 2.5 of the Retention Agreement is amended by striking the following in subsection (a) “or (y) on or before the Position Diminishment Termination Date (as defined in Section 2.5(b)),” and “(ii) the Executive’s resignation other than for Position Diminishment” and deleting subsection (b) in its entirety.
     (5) Section 7.17 of the Retention Agreement is amended by deleting the definitions of “Date of Position Diminishment” and “Position Diminishment”.
     (6) Except as expressly modified hereby, all other provisions of the Retention Agreement remain in effect as written.
Signatures on Page Following

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

ARBITRON INC.			EXECUTIVE

By:	/s/ Timothy T. Smith		/s/ Pierre C. Bouvard

	Name:	Timothy T. Smith	Pierre C. Bouvard
	Title:	Executive Vice President & Chief Legal Officer